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                                                                    EXHIBIT 10.6

                           MEMORANDUM OF UNDERSTANDING
                       CROWN BOOKS AND INGRAM BOOK COMPANY

GENERAL TERMS AND CONDITIONS


DISCOUNTS AND PRICING (BOOKS)

All discounts will be based on publishers' suggested retail prices, with the following exceptions where Ingram establishes the suggested retail price:

- Short discount titles sold through the Greenlight program under the "Y" discount code.

-   Merchandise where no suggested retail price is established by the publisher

    -------------------------------------------------------------------------------
      ORDER TYPE OR PROGRAM            TRADE DISCOUNT        WHO PAYS FREIGHT
    -------------------------------------------------------------------------------
      Telephone Orders                 [CONFIDENTIAL              FFE (1)
      Fax or Mail Orders              MATERIAL PROVIDED
                                      SEPARATELY TO THE
                                             SEC]*

      FlashBack Electronic Orders      [CONFIDENTIAL              FFS (2)
                                      MATERIAL PROVIDED
                                      SEPARATELY TO THE
                                             SEC]

      Opening Stores                   [CONFIDENTIAL              FFS (2)
                                      MATERIAL PROVIDED
                                      SEPARATELY TO THE
                                             SEC]
    -------------------------------------------------------------------------------

(*)    Standard Ingram discount terms apply for telephone, fax and mail orders.

(1) Telephone, mail, and fax orders may receive free freight when they meet standard Ingram policies for free freight eligibility.

(2) Electronic orders (any combination of books and audio product) combine for free freight shipment. These orders will be released two (2) or five (5) times per week depending upon store volume and will be indexed to current free freight eligibility guidelines of 150 units per shipment. Ingram will periodically review average order size and modify store release schedules in accordance with the above guidelines. Changes will be made in consultation with Crown.


Discounts and Pricing (other media)

    -------------------------------------------------------------------------------
      ORDER TYPE OR PROGRAM           TRADE DISCOUNT        WHO PAYS FREIGHT
    -------------------------------------------------------------------------------
      Spoken Audio
        Via EDI                       [CONFIDENTIAL               FFS (2)
        Other Orders                 MATERIAL PROVIDED            FFS (1)
                                     SEPARATELY TO THE
                                             SEC]
    -------------------------------------------------------------------------------

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
    -------------------------------------------------------------------------------
      Music
        Via EDI                        [CONFIDENTIAL
        Other Orders                  MATERIAL PROVIDED           FFS (2)
                                     SEPARATELY TO THE            FFE (1)
                                            SEC]

      Multimedia
        Via EDI                        [CONFIDENTIAL
        Other Orders                 MATERIAL PROVIDED            FFS (2)
                                     SEPARATELY TO THE            FFE (1)
                                            SEC]
    -------------------------------------------------------------------------------

CREDIT COMMITMENT

Ingram will provide Crown with a line of credit in the amount of $11.6 million until December 31, 1999. On December 31, 1999 the line of credit will be reduced to $9.6 million. Ingram will not be obligated to continue the above credit lines if (i) any of the Covenants set forth below are not met on a quarterly basis: or
(ii) if the Crown payment to reduce the credit line to $9.6 million is not made to Ingram on or before December 31, 1999: or (iii) [CONFIDENTIAL MATERIAL
PROVIDED SEPARATELY TO THE SEC] or (iv) Crown fails to grant or defaults on the Security Agreement between Ingram and Crown.

       CREDIT COVENANTS

       Loan Coverage Ratio to Trade Debt
       ---------------------------------
       Revolver + Trade AP / inventory


       Ingram Trade Debt Ratio to Trade Debt
       -------------------------------------
       Revolver + Trade AP (exclusive of Ingram) / Ingram


       Performance to Plan of Net Sales and EBITDA


See attached schedule of such covenants.

CROWN PAYMENT ON OR BEFORE DECEMBER 31, 1999

On or before December 31, 1999 Crown shall pay to Ingram the sum of Two Million
Dollars ($2,000,000), or such required lesser amount, to reduce the Ingram line of credit from $11.6 million to $9.6 million.

[CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC]

SECONDARY SECURITY INTEREST

Crown shall grant to Ingram, on a form subordinate and satisfactory to Paragon
Capital, LLC and Ingram, a Secondary Security Interest in all assets to secure all Crown indebtedness to Ingram above One Million Five Hundred Thousand Dollars
($1,500,000). Ingram's security interest shall be pari passu with other trade creditors which extend $750,000 in unsecured credit to Crown on substantially similar terms as Ingram ("Trade Creditors Secondary Security Interest"). The
Trade Creditors Secondary Security Interests shall provide that said security interest is to secure all Crown indebtedness to the applicable trade creditor above $750,000.



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EFFECTIVENESS

This Agreement will become effective upon the Effective Date as defined in Crown's First Amended Joint Plan of Reorganization filed in the United States
Bankruptcy Court for the District of Delaware and after execution by both parties.

PAYMENT TERMS

Payment terms are [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC]. All outstanding amounts due to Ingram as of the Confirmation Date of Crown's Plan of Reorganization shall be paid in the normal course of Crown's business
[CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] from the date of invoice.
Payment terms for New Stores are [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO
THE SEC]. The [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] cash discount may be taken on a net (purchases less returns) basis. Crown Books will remit [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] the amount due, per the [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] billing summary, less special deductions, by one check for all Crown Books stores. A remittance advice providing payment detail must accompany the check.

SHORTAGE ALLOWANCE

Crown Book agrees not to make concealed shortage claims against IBC. Instead, Crown Book will deduct [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] of gross invoice during the [CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC] invoicing cycle. Full carton shortages of all product types are excluded from the shortage reserve and will be handled through the normal claim process.

SETTLEMENT PROCESS

Crown Books and Ingram Book Company will settle the disposition of unacceptable returns and all other settlement issues will be resolved on a [CONFIDENTIAL
MATERIAL PROVIDED SEPARATELY TO THE SEC] basis. Monthly conference calls will be conducted between the accounting areas of Crown and Ingram to foster the ongoing resolution of problems. Ingram and Crown personnel shall endeavor to reconcile the outstanding amounts on a weekly and monthly basis and both sides shall make available the appropriate personnel to reconcile and resolve any issues.

ACCOUNT MANAGEMENT AND COMMUNICATIONS

Ingram will assign staff at appropriate levels of our organization to work with, and on behalf of, your staff. Our account team will be led at a Senior
Management level, and will provide the responsiveness and sense of urgency that your business requires.

[CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC]


RETURNS

-       HASSLE-FREE

Merchandise shipped in error, and damaged or defective merchandise may be returned to the Ingram distribution center from which the product was shipped within 30 days of shipment for full credit as a 'hassle-free' return (defective merchandise may be returned at any time). The reason for the return should be specified on the hassle-free form found on the back of each packing slip.





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-       OVERSTOCK

Overstock returns will be credited at a [CONFIDENTIAL MATERIAL PROVIDED
SEPARATELY TO THE SEC] discount off of publisher suggested retail price except short discounted product, which will be credited at purchase price less
[CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC].

[CONFIDENTIAL MATERIAL PROVIDED SEPARATELY TO THE SEC].

All merchandise purchased from IBC is eligible for return unless designated non-returnable through Ingram Book Company's product information vehicles.
Overstock returns are to be shipped freight paid to our returns facility in Chambersburg, Pennsylvania. To receive credit, merchandise must be in resaleable condition, must be de-stickered, (excluding sensormatic security strips), must be within publisher eligible return dates, and be returnable to the publisher.

Resaleable condition shall include hard cover books with dust jackets that are worn, shopworn or ticketed; torn shrink wrap, slightly bent corner and/or spine, imperfect books due to printer or binder's labor, books with author autographs.
Resaleable condition will exclude trade paperback books with store stickers or sticker residue; faded covers; water damage; ink marks; cut marks; very bent cover and/or spine; books with bent, crumpled or dirty pages; prepacks or boxed sets with missing books, toys or audio: multimedia which has been opened.

COOP ADVERTISING

Our Publisher Advertising department will work with your advertising management to administer 100% coop passed through Ingram Book Company to Crown from publishers on a monthly basis. Our system requires that we have a signed coop contract from the publisher in order to process your coop claim.

Ingram will provide quarterly coop advertising reports to Crown.

MERCHANDISING SUPPORT

Ingram will continue to provide periodic backlist assortment planning and analysis at a store class level. This effort will provide Crown with Ingram sales demand data that Crown will use in developing category assortment plans for their various store classifications.

SERVICE LEVELS

Assuming receipt of orders by 5:00 p.m. local time at each distribution center, 2nd business day delivery as scheduled from Ingram Primary Warehouse and 3rd business day delivery as scheduled from Ingram Secondary Warehouse.

SYSTEM SUPPORT

Ingram will provide bibliographic and status access to titles@ingram.

OPENING STORES

Opening store orders will be picked and packed by category and will receive free freight from both Primary and Secondary warehouse locations. Opening store orders do not combine with any other orders.

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SPECIAL PROCESSING

As requested by Crown, Ingram will sticker all product shipped to Crown stores for orders that are placed electronically at a cost of [CONFIDENTIAL MATERIAL
PROVIDED SEPARATELY TO THE SEC] per unit.

CONFIDENTIALITY

The terms and conditions of this memorandum and the information contained herein shall be treated as strictly confidential by the parties and shall not be disclosed without obtaining the written permission of the other party. In the event one party deems it necessary to disclose the terms, conditions or existence of this memorandum and the information contained therein to a third party, the disclosing party shall obtain the written approval of the other party prior to disclosure. In the event counsel for a party determines that disclosure is required by law (including subpoena, deposition or other legal process), the party required to disclose shall attempt to disclose in as confidential a manner as reasonably possible and shall give notice to the other party prior to disclosure as soon as possible after it is determined that disclosure is required.

In the event of any disclosure required or desired to be made to the Securities and Exchange Commission ("SEC") with respect to this Agreement or the terms hereof, the parties agree that Crown shall file a confidential treatment request with respect thereto and that Ingram shall have the right to participate in the drafting of, and any discussions or meetings with the SEC with respect to, such request.

TERM

This is a memorandum of understanding, and is intended to outline in general terms our relationship through two years from the date Crown's Plan of Reorganization is confirmed by the Bankruptcy Court. This memorandum of understanding is non-exclusive to either party and my be terminated upon conditions causing this Agreement not to be effective under the Effectiveness paragraph above. This memorandum of understanding can be extended for agreed-upon periods by the consent of both parties.


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546(g)* RETURNS

In the event Crown files a bankruptcy petition Crown agrees to support Ingram's petition for a 546(g)* return.

Please sign both copies of this memorandum, indicating your acceptance of these business terms.

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

        /s/    S.G. Panagos                           November 8, 1999
--------------------------------------------       ------------------------
For Crown Books Corporation                        Date
Print Name:    Steven G. Panagos
           ---------------------------------
Title:         CEO
      --------------------------------------


        /s/    J.E. Chandler                            November 9, 1999
--------------------------------------------       ------------------------
For Ingram Book Company                              Date
James E. Chandler
President


Effective Date: November 11  , 2000
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